CMA Multi-State Municipal Series Trust
CMA Arizona Municipal Money Fund
CMA California Municipal Money Fund
CMA Connecticut Municipal Money Fund
CMA Florida Municipal Money Fund
CMA Massachusetts Municipal Money Fund
CMA Michigan Municipal Money Fund
CMA New Jersey Municipal Money Fund
CMA New York Municipal Money Fund
CMA North Carolina Municipal Money Fund
CMA Ohio Municipal Money Fund
CMA Pennsylvania Municipal Money Fund

77Q1(e):

Copies of new or amended Registrant investment advisory contracts

Form of new Investment Advisory Agreement between the each series of the Registrant and BlackRock Advisors, LLC is hereby incorporated by reference to Appendix D of Schedule 14A (Definitive Notice and Proxy Statement) filed on June 16, 2006 (SEC Accession No. 0000891092-06-001555).